FUND ADMINISTRATION SERVICING AGREEMENT

This agreement is made and entered into on this 21, day of December by and between T.O. Richardson Trust, a Massachusetts business trust (the "Trust") created pursuant to that certain Declaration of Trust of the Trust dated June 2, 1998, as amended from time to time (the "Declaration") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

WHEREAS, The Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940 (the "Investment Company Act");

WHEREAS, FMFS is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers; and

WHEREAS, the Trust desires to retain First Star to provide fund administration services of the Trust's operations in respect of the T.O. Richardson Sector Rotation Fund, and such additional funds which the Trust may establish from time to time, subject to the control of the Board of Trustees of the Trust.

NOW, THEREFORE, the Trust and FMFS do mutually promise and agree as follows:

I.       Appointment of Administrator

         The Trust hereby appoints FMFS as Administrator of the Trust on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

         FMFS shall provide such services subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the policies and limitations for the Trust set forth in the Trust's Prospectus and Statement of Additional Information, in each case as amended from time to time, and applicable laws and regulations.

II.      Duties and Responsibilities of FMFS

         A.       General Trust Management

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   1.       Act as liaison among all fund service providers

   2.       Coordinate board communication by:

               a.       Assisting fund counsel in establishing meeting
                         agendas

               b. Preparing board reports based on financial and administrative data
               c.       Evaluating independent auditor
               d. Securing and monitoring fidelity bond and director and officers liability coverage, and making the necessary SEC filings relating thereto

   3.       Audits

               a. Prepare appropriate schedules and assist independent auditors
               b.       Provide information to SEC and facilitate audit
                         process

               c.       Provide office facilities

   4.       Assist in overall operations of the Trust

         B.  Compliance

             1. Regulatory Compliance

               a. Periodically monitor compliance with Investment Company Act of 1940 requirements

                        1)      Asset diversification tests
                        2)      Total return and SEC yield calculations
                        3)      Maintenance of books and records under Rule
                                31a-3
                        4)      Code of Ethics

               b. Periodically monitor the Trust's compliance with the policies and investment limitations of the Trust as set forth in its prospectus and statement of additional information

            2.       Blue Sky Compliance

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           a.       Prepare and file with the appropriate state securities
                    authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares
           b. Monitor status and maintain registrations in each state

                  3.       SEC Registration and Reporting

               a. Assisting the Trust's counsel in updating prospectus and statement of additional information; and in preparing proxy statements, and Rule 24f-2 notice,
               b.       Annual and semiannual reports

                  4.       IRS Compliance

       a. Periodically monitor the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code through review of the following:

                1)      Asset diversification requirements
                2)      Qualifying income requirements
                3)      Distribution requirement

       b. Calculate required distributions (including excise tax distributions)

         C.       Financial Reporting

         1. Provide financial data required by the Fund Prospectus and Statement of Additional Information

         2. Prepare financial reports for shareholders, the Board of Trustees of the Trust, the SEC, and independent auditors
         3.       Supervise  the  Trust's   Custodian  and  the  Fund's
                  Accountants in the  maintenance of the Fund's general
                  ledger  and  in  the   preparation   of  the  Trust's
                  financial statements including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders

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 D.       Tax Reporting

          1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules
          2.       Prepare state income breakdowns where relevant
          3. File 1099 Miscellaneous for payments to directors and other service providers
          4.       Monitor wash losses

          5. Calculate eligible dividend income for corporate shareholders

III.     Compensation

         The Trust agrees to pay FMFS for performance of the duties listed in this Agreement and the fees and out-of pocket expenses as set forth in the attached Schedule A.

         These fees may be changed from time to time, subject to mutual written Agreement between the Trust and FMFS.

         The Trust agrees to pay all fees and  reimbursable  expenses within ten
         (10) business days following the mailing of the billing notice.

IV.      Additional Series

         In the event that the Trust establishes one or more series of shares with respect to which it desires to have FMFS render fund administration services, under the terms hereof, it shall so notify FMFS in writing, and if FMFS agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FMFS on a discrete basis. The Fund currently covered by this Agreement is T.O. Richardson Company Sector Rotation Fund.

V. Year 2000 Compliance: Performance of Service; Limitation of Liability; Indemnification

         A.       FMFS has (i)  undertaken a detailed  review and  assessment of all areas  within its business  and  operations  that could be adversely affected by the "Year 200 Problem" (that is, the risk that computed applications used by FMFS may be unable to recognize and perform properly date-sensitive functions involving certain dates

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                  prior to and any date  after  December  31,  1999,  but before
                  December  31,  1999),  (ii)  developed  a  detailed  plan  and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. FMFS reasonably anticipates that all computer applications that are material to its business and operations, including, among other things, providing fund administration services for the benefit of its customers, will on a timely basis be able to perform properly date- sensitive functions for all dates before and after January 1, 2000, (that is, to be "Year 2000 compliant"). FMFS has made inquiry of each of its key suppliers and vendors as to whether such persons will on a timely basis be Year 2000 compliant in all material respects and on the basis of that inquiry believes that all such persons will be so compliant. For purposes hereof, "key suppliers and vendors" refers to those suppliers and vendors of FMFS the business failure of which would, with reasonable probability, be expected to have a material adverse effect or from which a substantial amount of information and
                  data  is   obtained   and   entered   into   FMFS's   computed
                  applications.

                  FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss resulting from FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement.

                  In the event of a mechanical breakdown or failure of communication or power supplies beyond its control FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FMFS's premises and operating capabilities at

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                  any  time  during  regular   business  hours  of  FMFS,   upon
                  reasonable note to FMFS.

                  Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

          B. The Trust shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards (set forth in paragraph B of this Section
               V), or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Trust except to the extent that any claims, demands, losses, expenses, and liabilities are found by a court of competent jurisdiction in a judgement which has become final in that it is no longer subject to appeal or review to have resulted primarily from FMFS's bad faith, negligence or willful misconduct on its part in the performance of its duties under this Agreement and except as may otherwise be provided under provisions of applicable state law or federal securities laws which cannot be waived or modified hereby. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FMFS harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FMFS against any claim, which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify FMFS and thereupon the Trust shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Trust

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                  will be asked to indemnify  FMFS except with the Trust's prior written consent.

          C. FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

VI.      Confidentiality

         FMFS shall handle, in confidence, all information relating to the Trust's business which is received by FMFS during the course of rendering any service hereunder.

VII.     Data Necessary to Perform Service

         The Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VIII.    Terms of Agreement

         This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

IX.      Duties in the Event of Termination

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FMFS has maintained, the Trust shall pay any expenses associated with transferring the data to such

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         form),   and  will  cooperate  in  the  transfer  of  such  duties  and
         responsibilities,   including  provision  for  assistance  from  FMFS's
         personnel in the establishment of books, records, and other data by such successor.

X.       Choice of Law

         This Agreement shall be construed in accordance with the internal laws of the State of Wisconsin, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act.

XI.      Notices

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202, and notice to the Trust shall be sent to T.O. Richardson Trust, Two Bridgewater Road, Farmington, CT 06032-2256, Attn: Samuel Bailey, Jr., President.

XII.     Records

         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the Investment Company Act, and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

XIII.    Notice

         The name T.O. Richardson Trust is the designation of the Trustees under the Declaration of Trust, dated June 2, 1998, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.

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T. O. RICHARDSON TRUST                 FIRSTAR MUTUAL FUND SERVICES,
                                       LLC

By:/s/ Samuel Bailey, Jr.              By: /s/ Joe D. Redwine
----------------------------          ----------------------------------
Samuel Bailey, Jr.                     Joe D. Redwine



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                                    Fund Administration and Compliance
                                           Annual Fee Schedule

o        Annual fee:

         o        6 basis points (.0006) on the first $200,000,000
         o        5 basis points (.0005) on the next $500,000,000
         o        3 basis points (.0003) on the balance
         o        Minimum annual fee: $40,250 for the first fund
                                    $35,000 per fund for the next three funds
                                    $25,000 for additional funds

         o        Out-of-Pocket expenses, including, but not limited to:

         o        Postage
         o        Stationary
         o        Programming
         o        Proxies

         o        Retention of records
         o        Special reports

         o        Federal and state regulatory filing fees
         o        Certain insurance premiums
         o        All other out-of-pocket expenses
         o        Expenses from Board of Directors meetings
         o        Auditing and legal expenses
         o        Fees are billed monthly




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                                                         Mutual Fund Services

                                    Fund Administration and Compliance
                                           Annual Fee Schedule

Annual Fee: The greater of basis points on assets of the fund or annual minimum.

o 7 basis points (.0007) on the first $200,000,0006 basis points (.0006) on the next $500,000,0004 basis points (.0004) on the balanceMinimum annual fee: $40,250 on the first fund $35,000 per fund on the next three funds $25,000 per additional funds

o Out-of-Pocket expenses, including, but not limited to: Postage Stationery Programming Proxies Retention of records Special reports Federal and State regulatory filing fees. Certain insurance premiums. All other out-of-pocket expenses. Expenses from Board of Directors meetings. Auditing and legal expensesFees are billed monthly.

                                                                        FIRSTAR

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